Exhibit 10.3

FOURTH AMENDMENT TO CREDIT AGREEMENT

This Fourth Amendment to Credit Agreement (the “Fourth Amendment”) is made as of the 8th day of July, 2019, but shall be effective on the Fourth Amendment Effective Date, as defined below, by and between XpresSpa Holdings, LLC, a Delaware limited liability company (the “Borrower”) and B3D, LLC, a North Carolina limited liability company (the “Lender”).

WHEREAS, the Borrower and Lender are parties to that certain Credit Agreement dated April 22, 2015, as amended by the First Amendment to Credit Agreement and Waiver dated August 8, 2016, as assigned (together with the Existing Note, the Security Agreement, and each Guarantee) with Borrower’s consent by Lender’s predecessor, Rockmore Investment Master Fund Ltd. (“Rockmore”) to Lender on February 7, 2017, as amended by the Second Amendment dated May 10, 2017, as amended by the Third Amendment dated as of May 11, 2018, and as further as amended, restated, amended and restated extended, renewed, replaced, supplemented or otherwise modified from time to time (as amended, the “Credit Agreement”);

WHEREAS, pursuant to the Credit Agreement the Lender agreed to provide credit facilities to Borrower, as defined therein; and

WHEREAS, Borrower’s obligations under the Credit Agreement are evidenced by the Amended and Restated Note dated August 8, 2016, in the principal amount of $6,500,000 executed by Borrower (the “Existing Note”) and are secured by a first priority lien on and security interest in substantially all of the assets of the Borrower; and

WHEREAS, Borrower’s obligations under the Credit Agreement and the Existing Note are guaranteed by the Subsidiary Guarantors and further secured by a first priority lien on and security interest in substantially all of the assets of the Subsidiary Guarantors; and

WHEREAS, Borrower’s obligations under the Credit Agreement are the Existing Note are also guaranteed XpresSpa Group, Inc., formerly known as FORM Holdings Corp., a Delaware corporation (the “Parent”), of which Borrow is a wholly-owned subsidiary, pursuant to the Amended and Restated Guaranty by Parent of even date herewith (the “Parent Guaranty”), and such obligations are further secured by a pledge of its equity in the Borrower pursuant to the Pledge by Parent dated May 30, 2019, as amended and restated by Parent of even date herewith (the “Pledge”); and

WHEREAS, (i) the report of Parent’s independent registered public accounting firm on its financial statements for the years ended December 31, 2018 and 2017 includes an explanatory paragraph indicating that there is substantial doubt about the Company’s ability to continue as a going concern which note violated Borrower’s covenants under Section 6.01(a) of the Credit Agreement which, among other things, might result in Lender being entitled to declare an Event of Default under the Credit Agreement and the Existing Note and (ii) any default directly resulting from the failure to comply with Section 8(a)(i) of those certain Secured Convertible Notes due November 17, 2019 by the Parent with respect to the periods ending April 30, 2019 and May 31, 2019 (together, the “Existing Defaults”); and

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WHEREAS, the Borrower has requested that Lender waive the Existing Defaults and further agree to make certain modifications to the terms of the Credit Agreement and the Existing Note including, among other things postponement of certain interest payments, extension of the Maturity Date; and

WHEREAS, the Lender is willing to grant such waiver subject to the terms and conditions contained herein, including, but not limited to, the increasing the principal of the Loan due and payable to Lender by the amount of five hundred thousand ($500,000.00) dollars (the “Note Increase”), payable as provided herein below.

WHEREAS, the Borrower and Lender accordingly wish to amend certain terms of the Credit Agreement and Existing Note in accordance with this Fourth Amendment.

NOW, THEREFORE, in consideration of the foregoing and of other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Lender and the Borrower agree as follows:

1.            Recitals. The Recitals to this Fourth Amendment are incorporated herein by reference and form a part hereof.

2.            Note Increase; Note. In consideration for Lender’s waiver of the Existing Defaults and Lender’s agreement to enter into this Fourth Amendment, Borrower agrees to pay Lender the Note Increase. The Note Increase shall be added to, and form a part of, the outstanding principal amount due for the Loan under the Credit Agreement and related instruments and shall be reflected in the Second Amended and Restated Note in the principal amount of $7,000,000, of even date herewith, executed by Borrower in the form annexed hereto as Exhibit A (as the same may be amended, restated, amended and restated, supplemented or otherwise modified from time to time, the “Replacement Note”).

3.            Waiver of Existing Defaults. Upon the Amendment Effective Date and Borrower’s fulfillment of all conditions contained herein for the effectiveness hereof, Lender hereby waives the Existing Defaults; provided, however, that Lender’s waiver is limited solely to the Existing Defaults. Notwithstanding anything to the contrary contained herein, such waiver shall not constitute (a) a modification any of the terms, conditions or covenants of the Credit Agreement or any of the Loan Documents, all of which remain in full force and effect, (b) a waiver, release or limitation of the exercise by Lender of any of its rights and remedies thereunder, all of which are hereby expressly reserved; or (c) a waiver of any future defaults, if any, including without limitation, any violation of Section 6.01(a) of the Credit Agreement. The waiver herein shall not relieve or release the Borrower, the Parent, or any Subsidiary Guarantor from any of its or their respective duties, obligations, covenants or agreements under the Credit Agreement, or any of the Loan Documents or from the consequences of any Events of Default thereunder, except as expressly described herein. The waiver under this Section 3 shall not constitute a waiver of any other Events of Default or defaults, whether now existing or which may occur after the date of this Fourth Amendment.

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4.            Amendments.

(a)      Commitment Amount. Section 1.01 Definitions is hereby amended by deleting the definition corresponding to the following definition and substituting in its place the following definition:

““Commitment Amount”: $7,000,000.00.”

(b)      Maturity Date. Section 1.01 Definitions is hereby amended by deleting the definition corresponding to the following definition and substituting in its place the following definition:

““Maturity Date”: May 31, 2021.”

(c)      Credit Party. Section 1.01 Definitions is hereby amended by deleting the definition corresponding to the following definition and substituting in its place the following definition:

““Credit Party”: The Borrower, the Parent and the Guarantors.”

(d)      Parent. Section 1.01 Definitions is hereby amended by inserting the following definition thereto in proper alphabetical order as follows:

““Parent”: XpresSpa Group, Inc., formerly known as FORM Holdings Corp., a Delaware corporation, of which Borrow is a wholly-owned subsidiary.”

(e)       Interest Deferment Date. Section 1.01 Definitions is hereby amended by inserting the following definition thereto in proper alphabetical order as follows:

““Interest Deferment Date”: the earlier of (i) October 7, 2019 or (ii) the date upon which the Shareholder Approval is obtained.”

(f)       Fourth Amendment. Section 1.01 Definitions is hereby amended by inserting the following definition thereto in proper alphabetical order as follows:

““Fourth Amendment”: that certain Fourth Amendment to Credit Agreement, dated as of July 1, 2019, and effective as of the Fourth Amendment Effective Date, by and between Borrower and Lender.”

(g)      Fourth Amendment Effective Date. Section 1.01 Definitions is hereby amended by inserting the following definition thereto in proper alphabetical order as follows:

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““Fourth Amendment Effective Date”: the date on which Fourth the Amendment shall have become effective in accordance with its terms.”

(h)      Shareholder Approval. Section 1.01 Definitions is hereby amended by inserting the following definition thereto in proper alphabetical order as follows:

““Shareholder Approval”: the consent of Parent’s shareholders pursuant to Nasdaq Listing Rule 5635(d) for the issuance of all the shares of its Common Stock that could be issued pursuant to Sections 2 and 7 of the Note.”

(i)       Loan. Section 2.01 Loan is hereby deleted and replaced with the following:

“Subject to the terms and conditions of this Agreement, the Lender agrees to make a loan (the “Loan”) to the Borrower through an advance of $6,000,000 on the Effective Date of this Agreement, and $500,000, which, on August 8, 2016, was added to the Commitment Amount and the principal balance of the Note, and an additional $500,000, which, on the Fourth Amendment Effective Date, was added to the Commitment Amount and the principal balance of the Note.”

(j)       Note. At all times from the Fourth Amendment Effective Date and thereafter, the definition of “Note” in Section 2.02 shall be deemed to mean the Replacement Note and all references in the Credit Agreement and any other Loan Document to the “Note” shall be deemed to be a reference to the Replacement Note.

(k)      Voluntary Prepayments. Section 2.03(a) Voluntary Prepayments. is hereby amended by deleting the current Section 2.03(a) and substituting in its place the following:

“(a)    Voluntary Prepayments. The Borrower may, at its option, prepay the Loan in full or in part at any time and from time to time by notifying the Lender in writing not later than the date of such prepayment specifying the principal amount of the Loan to be prepaid and the date of prepayment. Each such notice shall be irrevocable and the amount specified in each such notice shall be due and payable on the date specified. Each partial prepayment of the Loan pursuant to this Subsection shall be in an aggregate principal amount of $100,000 or an integral multiple of $50,000 in excess thereof, or, if less than $100,000, the outstanding principal balance of the Loan. In the event the Borrower prepays the Loan in full before the date that is fifteen (15) Business Days prior to the Maturity Date, the Borrower shall pay a premium equal to the greater of (i) four percent (4%) or (ii) the Black Scholes Value of the outstanding principal amount subject to such prepayment. Notwithstanding anything to the contrary in the foregoing or in any other Loan Document, there shall be no premium or penalty payable by the Borrower in the event that the Borrower either (y) prepays the Loan in full on or after the date that is fifteen (15) Business Days prior to the Maturity Date and before the Maturity Date or (z) repays the Loan in full on the Maturity Date. Simultaneously with each prepayment of the Loan, the Borrower shall prepay all accrued and unpaid interest on the amount prepaid through the date of prepayment. If no Event of Default exists and if the proceeds arising out of any insurance claim or series of related claims do not exceed $250,000, loss payments in each instance will be applied by the applicable Credit Party to the repair and/or replacement of property with respect to which the loss was incurred to the extent reasonably feasible, and any loss payments or the balance thereof remaining, to the extent not so applied, shall be payable to the applicable Credit Party; provided, however, that payments received by any Credit Party after an Event of Default occurs and is continuing or in excess of $250,000 for any occurrence or series of related occurrences shall be paid to the Lender for itself and on behalf of the secured parties under the Security Agreement and, if received by such Credit Party, shall be held in trust for the secured parties under the Security Agreement and immediately paid over to the Lender unless otherwise directed in writing by the Lender.”

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(l)       Conversion. Section 2.09. Conversion is hereby amended by deleting the current Section 2.09 and substituting in its place the following:

“At any time following the Fourth Amendment Effective Date, after the receipt of the consent of the Parent’s shareholders pursuant to Nasdaq Listing Rule 5635(d), the Lender shall have the right, but not the obligation, to convert all or any portion of the outstanding principal amount of the Loan, plus any accrued and unpaid interest on such amount that is outstanding on the date of such conversion, into Common Stock of the Parent on the terms and conditions set forth in the Note. Following any such conversion and notwithstanding anything to the contrary in any Loan Document, the outstanding principal amount of the Loan shall automatically be reduced by an amount equal to the portion of the principal amount of the Loan subject to such conversion.”

(m)      Interest Rate and Payment Dates. Section 3.01(a). Prior to Maturity is hereby amended by deleting the current Section 3.01(a) and substituting in its place the following:

“(a)     Prior to Maturity. Except as otherwise provided in Section 3.01(d), prior to maturity the outstanding principal balance of the Loan shall bear interest at the rate of 9.0% per annum calculated on a monthly basis (the “Monthly Interest”). Except as provided in Section 3.01(b) below, interest only on the Loan, at the foregoing rate, shall be payable in arrears on the last Business Day of each month. All interest hereunder shall be computed on the basis of a year of 360 days, and in each case shall be payable for the actual number of days elapsed (including the first day but excluding the last day).”

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(n)       Interest Rate and Payment Dates. Section 3.01(b). Default Rate is hereby renumbered Section 3.01(d) and a new Section 3.01(b) and a new Section 3.01(c) shall be inserted as follows:

“(b)      Deferred Interest. Notwithstanding anything to the contrary contained in Section 3.01(a) above, from the Fourth Amendment Effective Date until the Interest Deferment Date, the Monthly Interest shall continue to accrue, shall be compounded monthly, and shall be due and payable on the Interest Deferment Date. At all times after the Interest Deferment Date, interest shall continue to be paid as provided in Section 3.01(a) above, subject to Section 3.01(c) below.

(c)       Payment in Stock. At the Company’s option, exercisable in writing by notice to the Company at any time (i) not more than thirty (30) days but not less than five (5) Business Days prior to the Interest Deferment Date, at Company’s sole discretion, any portion of the Monthly Interest that is payable on the Interest Deferment Date, or (ii) after the Interest Deferment Date, not more than twenty-one (21) days but not less than five (5) Business Days, prior to the date upon which each payment of Monthly Interest is due, at Company’s sole discretion, all or any portion of the Monthly Interest that is payable on such payment date, shall be paid by way of issuance of Common Stock of the Parent on the terms and conditions set forth in the Note, including without limitation, any requirement that any portion of the Monthly Interest be payable in cash until the Parent receives Shareholder Approval.”

(o)      Notices.     Section 9.02. is hereby amended by deleting the current name and address of the Lender and substituting in its place the following:

“B3D, LLC

9935D Rea Road

#317

Charlotte NC 28277

Attn: Brian Daly, Manager

Telephone: (914) 482-3992

Email: Daly2020@outlook.com”

5.            [INTENTIONALLY OMITTED].

6.            Amendment Effective Date. This Amendment shall become effective on the date (the “Fourth Amendment Effective Date”) that Lender shall have received each of the following, in form and substance satisfactory to the Lender:

(a)       Copies of this Amendment executed by Borrower and the Lender;

(b)       One (1) original Replacement Note executed by Borrower;

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(c)       One (1) original Registration Rights Agreement in the form annexed hereto as “Exhibit B” (the “Registration Rights Agreement”) executed by Parent; and

(d)       Copies of the ratification of guaranty and security interest, executed by the Parent and each of the Subsidiary Guarantors in substantially the form annexed hereto as “Exhibit C.”

7.            No Defenses. The Borrower acknowledges that its obligations to the Lender pursuant to the Credit Agreement, as amended herein, including but not limited to (a) its obligation to pay the principal of the Loan, in the amount of $7,000,000, and (b) all interest that has accrued and is unpaid immediately prior to the Fourth Amendment Effective Date in the amount of $40,791.11 which amount shall continue to accrue and shall be paid on the Interest Deferment, and (c) and all interest accrued thereunder from and after the Fourth Amendment Effective Date, which amounts are due and owing by the Borrower to the Lender without any defenses, set-offs, recoupments, claims or counterclaims of any kind as of the date hereof. To the extent that any defenses, set-offs, recoupments, claims or counterclaims may exist as of the date hereof, the Borrower waives and releases the Lender from the same.

8.            Reaffirmation and Affirmation of Representations. The Borrower hereby agrees with, affirms, reaffirms and acknowledges the representations and warranties contained in the Loan Documents, including but not limited to the facts set forth in the Recitals hereto relating to Borrower’s consent to the assignment of the Credit Agreement, the Existing Note and all other Loan Documents (including guaranties and security documents) by Rockmore to Lender. The Borrower represents that the representations and warranties contained in the Loan Documents are true and in full force and effect and continue to be true and in full force and effect.

9.            Ratification of Unchanged Terms. The Borrower affirms, ratifies and reaffirms all terms, covenants, conditions and agreements contained in the Loan Documents, in each case as amended and modified by this Fourth Amendment. All terms and conditions of the Credit Agreement and Loan Documents not amended or modified by this Fourth Amendment, and any and all Exhibits annexed thereto and all other writings submitted by the Borrowers to the Lender pursuant thereto, and all Liens granted thereunder, shall remain unchanged and in full force and effect, in each case except as amended by this Fourth Amendment.

10.           No Waiver. This Fourth Amendment shall not constitute a waiver or modification of any of the Lender’s rights and remedies or of any of the terms, conditions, warranties, representations, or covenants contained in the Loan Documents, except as specifically set forth hereinabove, and the Lender hereby reserves all of its rights and remedies pursuant to the Loan Documents and applicable law.

11.           Severability. Any provision of this Fourth Amendment held by a court of competent jurisdiction to be invalid or unenforceable shall not impair or invalidate the remainder of this Amendment and the effect thereof shall be confirmed to the provision so held to be invalid or unenforceable.

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12.           Binding Effect; No Third Party Beneficiaries. This Fourth Amendment shall be binding upon and inure to the benefit of each of the parties hereto and their respective successors and assigns. This Fourth Amendment is solely for the benefit of each of the parties hereto and their respective successors and assigns, and no other Person shall have any right, benefit, priority or interest under, or because of the existence of, this Fourth Amendment.

13.           Governing Law. This Fourth Amendment is governed by and is to be construed and enforced in accordance with the laws of the State of New York (without regard to the conflicts of law rules of New York). The parties to this Agreement hereby consent to the exclusive jurisdiction of the federal and state courts of the State of New York in the event of any dispute arising under or in connection with this Agreement.

14.           Further Assurances. The parties hereto shall execute and deliver such additional documents and take such additional action as may be necessary or desirable to effectuate the provisions and purposes of this Fourth Amendment.

15.           Authorization. The Borrower represents and warrants to the Lender that this Fourth Amendment has been approved by proper corporate authorization and resolution of the Borrower.

16.           Counterparts. This Fourth Amendment may be executed in several counterparts, each of which, when executed and delivered, shall be deemed an original, and all of which together shall constitute one agreement. Any signature delivered by a party by facsimile transmission or by email in “PDF” or similar format shall be deemed to be an original signature hereto.

[Signature Page Follows]

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[Signature Page to Fourth Amendment to Credit Agreement]

IN WITNESS WHEREOF, each of the undersigned has executed and delivered this Fourth Amendment to Credit Agreement as of the date first above written.

XPRESSPA HOLDINGS, LLC

By:
Name:	Douglas Satzman
Title:	Chief Executive Officer

B3D, LLC

By:
Name:	Brian Daly
Title:	Manager

PARENT’S ACKNOWLEDGMENT AND AGREEMENT

XpresSpa Group, Inc., a Delaware corporation (the “Parent”) by signing below, represents and warrants to Lender, acknowledges and agrees: (i) Parent is the sole member of Borrower, has a direct financial benefit from the Loan, is the Parent Guarantor of all of the obligations under the foregoing Fourth Amendment (the “Fourth Amendment”), the Credit Agreement as amended by the Fourth Amendment, the Loan and the Replacement Note, which obligations are secured by the pledge of its equity in the Borrower, and (ii) Parent hereby assumes and agrees to be bound by all obligations and provisions contained in the Credit Agreement and the Replacement Note which pertain to Parent, including but not limited to Parent’s obligations under the Registration Rights Agreement and Parent’s obligation to issue to Lender Common Shares of Parent’s stock upon conversion of any portion of the Replacement Note and upon exercise of Lender’s rights to be paid interest by way of issuance of Common Stock of the Parent accordance with Section 3.01(b) of the Credit Agreement (and Section 2 of the Replacement Note).

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In addition, Parent agrees that for each instance where shareholder approval is provided for in connection with the issuance to Lender of any shares of Common Stock pursuant to any of the Fourth Amendment, the Replacement Note, and/or the Registration Rights Agreement, the Parent shall use commercially reasonable efforts to obtain within one hundred (120) days after the Fourth Amendment Effective Date, the consent of its shareholders pursuant to Nasdaq Listing Rule 5635(d) (the “Shareholder Approval”) for the issuance of all the shares of its Common Stock that could be issued pursuant to Sections 2 and 7 of the Replacement Note. If, despite the Parent’s commercially reasonable efforts as provided herein, the Shareholder Approval is not initially obtained, the Parent shall cause an additional shareholder meeting to be held every three (3) months thereafter until such Shareholder Approval is obtained. Notwithstanding anything to the contrary contained in this Acknowledgment and Agreement, the Parent shall have no obligation to solicit or obtain the Shareholder Approval if Nasdaq Listing Rule 5635(d) no longer applies to the Parent or would not prohibit the Lender from acquiring shares of Common Stock pursuant to the Replacement Note without receipt of such Shareholder Approval.

XPRESSPA GROUP, INC.

By:
Name:	Douglas Satzman
Title:	Chief Executive Officer

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EXHIBIT A

REPLACEMENT NOTE

Attached.

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EXHIBIT B

REGISTRATION AGREEMENT

Attached.

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EXHIBIT C

FORM OF RATIFICATION

[Attached]

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